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                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                                   FORM 8-K

                             CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported) June 23, 2003

                    Magnum d' Or Resources Inc.
     (Exact name of registrant as specified in its charter)


NEVADA                             0-31849            98-02152222
(State or other jurisdiction
of incorporation)            (Commission File Number)     (IRS Employer
                                                       Identification No.)


  305 Lakeshore Road East, Oakville, Ontario L6J 1J3
    (Address of principal executive offices)


Registrants telephone number, including area code    (416) 962-4508

     ________________________________________________________
  (Former name or former address, if changed since last report)









   Item 4.  Changes in Registrant's Certifying Accountant

Registrant's Chartered Accountant has submitted the letter of resignation attached as an exhibit to this Form 8-K. This resignation was not because of any problems related to generally accepted accounting principals or any audit of the registrant.

                    ITEM 5. OTHER EVENTS

The registrant has admitted three new members to its Board of Directors. The attached press releases include the resumes and professional credentials of these persons.






  FORWARD-LOOKING STATEMENTS

  Certain statements under this Item and elsewhere in this Form 8-K and in the exhibits to this Form 8-K are not historical facts but constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements relating to potential growth or to potential increases in revenues and net income through previous, potential or possible mergers; acquisitions;
  license agreements; share exchanges; and joint ventures. These statements often can be identified by the use of terms such as "may", "will", "expect", "anticipate", "estimate", "should", "could", "plans", "believes", "potential", or "continuing", or the negative of these terms. Such forward-looking statements speak only as of the date made and may involve both known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the registrant to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although the registrant believes that the expectations reflected in such forward-looking statements are reasonable, the registrant cannot guarantee future results, levels of activity, performance, achievements or events. Moreover, neither the registrant nor any other person assumes responsibility for the accuracy or completeness of such statements. The registrant disclaims any responsibility to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.



                          Exhibits


Exhibit One -Resignation Letter of Chartered Accountant
Exhibit Two- Appointment of new Director
Exhibit Three - Appointment of new Directors





                         SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









Magnum d'Or Resources Inc.
  July 24, 2003
   By:  /S/ Reno J. Calabrigo
  CEO, President, Secretary and Director